Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-114926, 333-156639 and 333-167263 on Form S-3 and Registration Statement Nos. 333-68576, 333-68578, 333-68580, 333-108210, 333-109079, 333-142447 and 333-166483 on Form S-8 of Virginia Commerce Bancorp, Inc. and subsidiaries of our reports dated March 16, 2011, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Virginia Commerce Bancorp, Inc. and subsidiaries for the year ended December 31, 2010.

Winchester, Virginia

March 16, 2011